EXHIBIT 10.1



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                            STOCK PURCHASE AGREEMENT

                                     Between

                               MARGO CARIBE, INC.
                                   ("SELLER")

                                       and

                              EMPRESAS MARGO, INC.
                                    ("BUYER")

                            DATED AS OF JUNE 30, 2000



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Section                                                                     Page
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ARTICLE I - CERTAIN DEFINITIONS................................................1

ARTICLE II - SALE OF SHARES AND MARGO MARKS....................................4
         2.1  SALE OF SHARES AND MARGO MARKS...................................4
         2.2  PURCHASE PRICE...................................................4

ARTICLE III - CLOSING..........................................................4
         3.1  CLOSING..........................................................4
         3.2  SELLER'S DELIVERIES AT THE CLOSING...............................5
         3.3  BUYER'S DELIVERIES AT THE CLOSING................................5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER..........................6
         4.1  ORGANIZATION AND AUTHORITY.......................................6
         4.2  SUBSIDIARIES AND DOCUMENTS.......................................7
         4.3  CAPITALIZATION OF SUBSIDIARIES...................................7
         4.4  OWNERSHIP OF SHARES..............................................7
         4.5  FINANCIAL STATEMENTS.............................................7
         4.6  ABSENCE OF CHANGES...............................................7
         4.7  TAX MATTERS......................................................8
         4.8  NO CONFLICT WITH PROPRIETARY RIGHTS..............................8
         4.9  NON-COMPETITION ARRANGEMENTS.....................................8
         4.10  EMPLOYEE BENEFITS...............................................8
         4.11  LITIGATION AND LABOR RELATIONS..................................9
         4.12  PROPERTY AND LIABILITY INSURANCE................................9
         4.13  CONSENTS AND APPROVALS..........................................9
         4.14  PROPERTIES AND ASSETS..........................................10
         4.15  COMPLIANCE WITH LAWS; LICENSES AND PERMITS.....................10
         4.16  ENVIRONMENTAL MATTERS..........................................10

ARTICLE V - REPRESENTATIONS AND WARRANTIES BY BUYER...........................11
         5.1  ORGANIZATION AND STANDING.......................................11
         5.2  AUTHORITY.......................................................11
         5.3  CONSENTS AND APPROVALS; NO VIOLATIONS...........................11

ARTICLE VI - CERTAIN COVENANTS AND AGREEMENTS OF SELLER
                           AND BUYER..........................................12
         6.1  ACCESS TO INFORMATION...........................................12
         6.2  DISCLOSURE SUPPLEMENTS..........................................12
         6.3  CONSENTS AND APPROVALS..........................................13
         6.4  FILINGS.........................................................13
         6.5  COVENANT TO SATISFY CONDITIONS..................................13
         6.6  FURTHER ASSURANCES..............................................13
         6.7  CONDUCT OF THE BUSINESS OF THE SUBSIDIARIES;
                           INTERCOMPANY ACCOUNTS..............................14
         6.8  PUBLIC DISCLOSURE...............................................14


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ARTICLE VII - CONDITIONS PRECEDENT OF BUYER...................................14
         7.1  REPRESENTATIONS AND WARRANTIES..................................14
         7.2  COVENANTS.......................................................15
         7.3  OFFICER'S CERTIFICATE...........................................15
         7.4  NO ORDER OR PROCEEDINGS.........................................15
         7.5  CONSENTS........................................................15
         7.6  OPINION OF COUNSEL..............................................15
         7.7  CONDUCT OF BUSINESS OF SUBSIDIARIES.............................15
         7.8  CLOSING DELIVERIES..............................................16

ARTICLE VIII - CONDITIONS PRECEDENT OF SELLER.................................16
         8.1  REPRESENTATIONS AND WARRANTIES..................................16
         8.2  COVENANTS.......................................................16
         8.3  OFFICER'S CERTIFICATE...........................................16
         8.4  NO ORDER OR PROCEEDING..........................................16
         8.5  CONSENTS........................................................17
         8.6  OPINION OF COUNSEL..............................................17
         8.7  iTract LLC MERGER...............................................17
         8.8  CLOSING DELIVERIES..............................................17
         8.9  STOCKHOLDER APPROVAL............................................17

ARTICLE IX - EMPLOYEE MATTERS.................................................18
         9.1  RETENTION OF EMPLOYEES..........................................18
         9.2  THIRD PARTY BENEFICIARIES.......................................18

ARTICLE X - SURVIVAL OF REPRESENTATIONS.......................................18
         10.1  SURVIVAL OF REPRESENTATIONS....................................18

ARTICLE XI - TERMINATION AND ABANDONMENT......................................18
         11.1  TERMINATION....................................................18
         11.2  PROCEDURE AND EFFECT OF TERMINATION............................19

ARTICLE XII - MISCELLANEOUS...................................................19
         12.1  EXPENSES OF THE PARTIES........................................19
         12.2  PARTIES IN INTEREST............................................20
         12.3  GOVERNING LAW..................................................20
         12.4  CAPTIONS.......................................................20
         12.5  ENTIRE AGREEMENT; AMENDMENTS...................................20
         12.6  NOTICES........................................................20
         12.7  COUNTERPARTS...................................................21
         12.8  ASSIGNMENT.....................................................21
         12.9  BROKERS........................................................22
         12.10  ACCESS TO INFORMATION.........................................22
         12.11  EXTENSION; WAIVER.............................................22
         12.12  VALIDITY......................................................22


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LIST OF EXHIBITS AND SCHEDULES

         Exhibit A        -    List of Subsidiaries

         Schedule 2.2     -    Lists of Debts to be Assumed by Buyer

         Schedule 4.3     -    Authorized and outstanding capital
                               of Subsidiaries

         Schedule 4.13    -    Required consents and approvals

         Schedule 4.15    -    Compliance with Laws

         Schedule 4.16    -    Environmental Matters





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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made and executed in San Juan, Puerto Rico as of this 30st day of June, 2000, by and between Margo Caribe, Inc., a Puerto Rico corporation ("Seller"), and Empresas Margo, Inc., a Puerto Rico corporation ("Buyer") (collectively the "Parties").

                                   BACKGROUND

         WHEREAS, Seller owns all of the issued and outstanding shares of stock (the "Shares") of the corporations listed in Exhibit A hereto (the "Subsidiaries"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, as well as certain other proprietary rights of the Seller, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties contained herein, Seller and Buyer, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 "Affiliated Company" means a company or other entity which directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with either Seller, on the one hand, or Buyer, on the other hand, as the case may be.

         1.2 "Closing" means the consummation of the purchase and sale of the Shares and the Margo Marks contemplated hereby which shall be effected by delivery of the documents and instruments referred to in Sections 3.2 and 3.3 hereof, each in form and content satisfactory to Buyer, Seller and their respective counsel and each dated or being effective as of the Closing Date.

         1.3  "Closing Date" means the date on which the Closing occurs.

         1.4 "Code" means the United States Internal Revenue Code of 1986, as amended.

         1.5  "Commonwealth" means the Commonwealth of Puerto Rico.

         1.6 "Consent" means any consent, waiver, approval, authoriza tion or permit.


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         1.7  "Contracts" has the meaning set forth in Section 4.9(a).

         1.8 "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, defense costs, interest, penalties and attorneys' fees and expenses.

         1.9 "Decree" means the decree of industrial tax exemption issued to Rain Forest Products Group, Inc. on January 1, 1997 by the Governor of the Commonwealth of Puerto Rico, pursuant to the provisions of the Commonwealth's Tax Incentives Act of 1987, as amended.

         1.10 "Disclosure Schedules" means the schedules delivered to Buyer by Seller and attached to this Agreement listing certain information with respect to or exceptions to the representations and warranties of Seller contained in this Agreement.

         1.11 "Employee Benefit Plans" means all employee benefit and welfare plans, programs, policies or arrangements maintained or contributed to by any of the Subsidiaries for the benefit of employees of the Subsidiaries, all personnel, payroll or severance policies of the Subsidiaries, all other fringe benefits provided by the Subsidiaries for the benefit of employees of the Subsidiaries and all employment, severance, termination, consulting and retirement agreements to which any Subsidiary is a party.

         1.12 "Encumbrance" means any lien, charge, restriction, security interest or encumbrance of any nature.

         1.13 "Environmental Law" means any federal, Commonwealth or municipal statute, law or regulation in effect on or prior to the Closing Date relating to pollution or protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and similar Commonwealth laws.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.15 "Financial Statements" means the consolidated audited statements of Seller and the Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and the unaudited consolidated statements of the Seller and its subsidiaries as of and for the three-month period ended March 31, 2000, copies of which have previously been delivered to the Buyer.

         1.16 "GAAP" means generally accepted accounting principles in the United States.


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         1.17 "Governmental Entity" means any governmental or regulatory authority, department, board, bureau, agency or commission, including courts of competent jurisdiction, domestic or foreign.

         1.18 "Information Memorandum" means the Confidential Information Memorandum dated April 2000 describing the business of the Seller and the Subsidiaries and heretofore delivered to Buyer.

         1.19 "Interim Balance Sheet" means the consolidated unaudited balance sheet of the Seller as of March 31, 2000.

         1.20 "Litigation" means any action, lawsuit, claim, proceed ing or investigation, in any court or before any federal, state, Commonwealth, municipal or other governmental department, commis sion, board, bureau, agency or instrumentality, domestic or foreign.

         1.21 "Margo Marks" means each trademark, trade name, service mark and patent which has been registered or for which an applica tion for registration is pending in the name of Seller or any of the Subsidiaries, or in which the Seller or any of the Subsidiaries have otherwise acquired rights under any federal, state or Commonwealth laws, including but not limited to the right to use the name "Margo."

         1.22 "Material Adverse Effect" means an effect on the business, financial condition or results of operations of the Subsidiaries, taken as a whole, which is both material and adverse.

         1.23 "Order" means any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation.

         1.24 "Person" means any natural person or legal entity not a party to this Agreement.

         1.25 "PRIRC" means the Puerto Rico Internal Revenue Code of 1994, as amended.

         1.26 "Public Disclosure" means any press release or public announcement or publicity statement or other disclosure to the public, including any announcement to employees.

         1.27 "Proprietary Information" means all writings for which a claim to copyright, know-how, formulas and trade secrets have been recorded or claimed by the Subsidiaries.

         1.28 "Purchase Price" means the aggregate purchase price for the Shares and the Margo Marks set forth in Section 2.2 hereof.


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         1.29 "Subsidiaries" or "Subsidiary" shall have the meaning assigned in the introductory paragraph of this Agreement.

         1.30 "Tax" means any, and "Taxes" means collectively all, federal, state, Commonwealth, local and foreign taxes and assess ments, including all interest, penalties and additions imposed with respect to such amounts.

                                   ARTICLE II

                         SALE OF SHARES AND MARGO MARKS

         2.1  SALE OF SHARES AND MARGO MARKS

         Upon the terms and subject to the conditions contained in this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller at the Closing, for the consideration provided in
Section 2.2 below, the Shares and the Margo Marks, free and clear of any Encumbrance.

         2.2  PURCHASE PRICE

         Upon the terms and subject to the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment and transfer of the Shares and the Margo Marks at the Closing, Buyer will pay to Seller, in cash, FIVE MILLION DOLLARS ($5,000,000) (the "Cash Purchase Price") by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer at least two (2) business days prior to the Closing. The Buyer shall also agree to expressly assume those debts or liabilities of the Seller listed on Schedule 2.2 hereof. The payment of the cash amount and the assumption of such indebtedness are hereinafter collectively referred to as the "Purchase Price."

                                   ARTICLE III

                                     CLOSING

         3.1  CLOSING

         Upon the terms and subject to the conditions contained in this Agreement, the Closing of the purchase and sale of the Shares and the Margo Marks contemplated hereby will take place at the offices of Pietrantoni Mendez & Alvarez LLP, Banco Popular Center, Suite 1901, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico at 10:00 a.m. (local time), on the first business day following the date on which all the conditions to each party's obligations


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hereunder have been satisfied or waived, or at such other time or place or both as the parties may agree.

         Closing shall occur by delivery of the documents and instruments described in Sections 3.2 and 3.3 hereof, each in form and content satisfactory to Buyer, Seller and their respective counsel and each dated or being effective as of the Closing Date.

         3.2  SELLER'S DELIVERIES AT THE CLOSING

             (a) Stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

             (b) A certified copy of the resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby;

             (c) Written resignations of all directors and officers of the Subsidiaries requested by Buyer to resign prior to the Closing Date;

             (d) The officer's certificate referred to in Section 7.3;

             (e) The opinion of counsel referred to in Section 7.6;

             (f) The stock books, stock ledgers, minute books and corporate seals of the Subsidiaries;

             (g) All records pertaining to bank accounts of the Subsidiaries;

             (h) An assignment by Seller to Buyer of all of its rights with respect to the Margo Marks; and

             (i) Such other documents, instruments and certificates as may be provided for under this Agreement or reasonably requested by Buyer prior to Closing.

         3.3  BUYER'S DELIVERIES AT THE CLOSING

             (a) The Purchase Price;

             (b) An assumption agreement in form and substance satisfactory to Seller and its counsel pursuant to which Buyer agrees to assume all of Seller's debt listed on Schedule 2.2 which shall have not been cancelled prior to or concurrently with the Closing.


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             (c) One or more releases executed by each of the creditors listed on Schedule 2.2 releasing the Seller and its successors and assigns from any and all liability with respect to the debt listed on Schedule 2.2.

             (d) A certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby;

             (e) The officer's certificate referred to in Section 8.3; and

             (f) The opinion of counsel referred to in Section 8.6; and

             (g) Such other documents, instruments and certificates as may be provided for under this Agreement or reasonably requested by Seller prior to Closing.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         4.1  ORGANIZATION AND AUTHORITY

             (a) Seller and each of the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming due execution thereof by Buyer, constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

             (b) Each of the Subsidiaries (i) has all corporate power and authority to own or lease its properties and to operate its business as presently conducted; (ii) has all governmental licenses, authorizations and permits required to own or lease its properties and to carry on its business as presently conducted, and (iii) is duly qualified to do business and is in good standing under the laws of the Commonwealth and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except in the case of clauses (ii) and (iii) where the failure to have any such license,


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authorization or permit to be so qualified or in good standing would not have a
Material Adverse Effect on the business of the Subsidiaries, taken as a whole.

         4.2  SUBSIDIARIES AND DOCUMENTS

         The Subsidiaries do not own any subsidiaries and do not own any capital stock or other interest in any other corporation or business entity nor are any of them subject to any obligations or requirements to make any investment in any entity. True and complete copies of the charter documents, the by-laws and the minutes of meetings of the Board of Directors and the sole stockholder of each of Subsidiaries have heretofore been delivered to Buyer, and said charters and by-laws are in full force and effect.

         4.3  CAPITALIZATION OF SUBSIDIARIES

         Each of the Subsidiaries entire authorized and outstanding capital is as set forth in Schedule 4.3 hereof. All such issued and outstanding shares of the Subsidiaries common stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights and are owned by Seller free and clear of any and all Encumbrances. Neither Seller nor any of the Subsidiaries is a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Subsidiaries.

         4.4  OWNERSHIP OF SHARES

         Seller has good and marketable title to the Shares, free of any and all Encumbrances and has full and unrestricted power and authority to sell, assign, transfer and deliver to Buyer valid title to the Shares. Upon delivery of the certificates representing the Shares as provided herein, Buyer will acquire good and marketable title to the Shares, free and clear of any and all Encumbrances, except those, if any, created by Buyer.

         4.5  FINANCIAL STATEMENTS

         The Financial Statements fairly present the financial position and results of operations of Seller and the Subsidiaries on a consolidated basis as of the date and for the periods presented, all in accordance with GAAP.

         4.6  ABSENCE OF CHANGES

         Since the date of the Interim Balance Sheet, the Subsidiaries have conducted their business in the ordinary course of business and there has not been:


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             (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Subsidiaries, taken as a whole.

             (b) any damage, destruction or loss (whether or not covered by insurance) which, either singly or in the aggregate, would have a Material Adverse Effect.

         4.7  TAX MATTERS

             (a) Each Subsidiary has (i) timely (after giving effect to applicable extensions) filed all material returns required to be filed by it with respect to Taxes; (ii) timely paid all Taxes shown to have become due pursuant to such returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received.

             (b) All Tax returns for each Subsidiary have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the corporation filing the return.

             (c) None of the Subsidiaries are a party to or bound by any Tax allocation or Tax sharing agreement or have any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

             (d) The Decree is in full force and effect.

         4.8  NO CONFLICT WITH PROPRIETARY RIGHTS

             (a) To the best knowledge of Seller, the conduct of the Subsidiaries' respective businesses as presently conducted does not infringe or otherwise conflict with any valid trademark, tradename, service mark, patent or copyright of others in any way which would have a Material Adverse Effect.

         4.9  NON-COMPETITION ARRANGEMENTS

              Following the Closing, none of the Subsidiaries will be subject to any agreement which contains covenants limiting the freedom of such Subsidiary (or any successor) to compete in any line of business or with any Person.

         4.10 EMPLOYEE BENEFITS

              There are no claims, actions or proceedings (other than routine claims for benefits) pending or, to the best knowledge of Seller, threatened, against any Subsidiary with respect to any Employee Benefit Plan.


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

         4.11 LITIGATION AND LABOR RELATIONS

              (a) There is no Litigation which, if decided adversely, would have a Material Adverse Effect.

              (b) There are (i) no labor disputes, material grievances, arbitration proceedings, actual or threatened strikes, work stoppages or slowdowns pending or, to the best knowledge of Seller, threatened against any Subsidiary or affecting any Subsidiary by any of their employees or their representatives; and (ii) no charges of unfair labor practices are pending or, to the best knowledge of Seller, threatened before any governmental, regulatory or administrative agency or authority.

              (c) None of the Subsidiaries are a party to a collective bargaining agreement.

              (d) Each of the Subsidiaries has complied with and is currently in compliance with all applicable federal and Commonwealth laws relating to employment, labor and working conditions, except such noncompliance which, in the aggregate, would not have a Material Adverse Effect, and Seller is not aware of the existence of any liability for any material arrearages of wages (other than current wages not yet due or payable), severance pay or other applicable laws or regulations relating to labor, or any taxes or penalties for failure to comply with any of such laws.

         4.12 PROPERTY AND LIABILITY INSURANCE

         The property and liability insurance coverage relating to the business of the Subsidiaries is sufficient for compliance with all requirements of law and of all agreements to which any Subsidiary is a party and provides coverage in amounts which are adequate against all risks usually insured against by Persons operating similar businesses.

         4.13 CONSENTS AND APPROVALS

         Except as set forth in Schedule 4.13, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or By-Laws (or other comparable governing documents) of Seller or of any of the Subsidiaries, (b) require any Consent of, or filing with or notification to, any Governmental Entity, (c) require any Consent under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to repay) under, any contract to which the Seller or any Subsidiary is a party or by which they or any of their property or assets may be


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bound, or (d) violate any Order of any Governmental Entity applicable to Seller or the Subsidiaries.

         4.14 PROPERTIES AND ASSETS

         Each of the Subsidiaries has good, valid and marketable title to all of its properties and assets, including without limitation all assets reflected on the Interim Balance Sheet and all assets acquired since the date of the Interim Balance Sheet (except for assets since sold, used or otherwise disposed of in the ordinary course of business consistent with past practices) free and clear of all Encumbrances.

         4.15 COMPLIANCE WITH LAWS; LICENSES AND PERMITS

              (a) Except as set forth in Schedule 4.15, the operations of the Subsidiaries have been conducted in accordance with applicable laws, except such noncompliance which, in the aggregate, would not have a Material Adverse Effect.

         4.16 ENVIRONMENTAL MATTERS

              (a) Except as set forth in Schedule 4.16, each of the Subsidiaries holds, and is in substantial compliance with, all material permits, licenses and government authorizations required for the Subsidiaries to conduct their respective business under any Environmental Law, and the Subsidiaries are otherwise in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect;

              (b) None of the Subsidiaries have received any written request for information, or been notified that they are a potentially responsible party, under any Environmental Law with respect to any on-site or off-site location for which liability is currently being asserted;

              (c) None of the Subsidiaries have entered into or agreed to any consent decree or order, and are not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of regulated substances under any Environmental Law;

              (d) No asbestos-containing material that could reasonably be expected to pose a current hazard to health is present at any facility or property owned or operated by any Subsidiary that could reasonably be expected to have a Material Adverse Effect;

              (e) None of the Subsidiaries have either expressly or by operation of law assumed or otherwise become subject to the liability of any other Person pursuant to any Environmental Law or


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any related common law theory that could reasonably be expected to have a
Material Adverse Effect;

              (f) There are no other facts, events or circumstances with respect to the past or present operations or facilities of any of the Subsidiaries or any predecessor or affiliate thereof that would form the basis for any liability (including contingent liability) or corrective or remedial obligation pursuant to any Environmental Law or any related common law theory, including, without limitation, any liability or obligation for on-site or off-site cleanup costs, fines or penalties, property damage, personal injury or natural resources damages that could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES BY BUYER

         Buyer represents and warrants to Seller as follows:

         5.1  ORGANIZATION AND STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth and has full corporate power and authority to enter into and perform this Agreement.

         5.2  AUTHORITY

         The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due execution by Seller, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

         5.3  CONSENTS AND APPROVALS; NO VIOLATIONS

         Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) violate any provision of its Certificate of Incorporation or By-Laws, (b) require any Consent of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such Consent or to make such filing or notification would not impair, hinder or adversely affect the ability of Buyer to perform any of its obligations under this Agreement or to consummate the transactions contemplated hereby (a


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"Buyer Material Adverse Effect"), or (c) violate any Order of any Governmental
Entity applicable to Buyer, except such violations which, in the aggregate, would not have a Buyer Material Adverse Effect.

                                   ARTICLE VI

              CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND BUYER

         6.1  ACCESS TO INFORMATION

              (a) After the date of this Agreement, Seller shall continue to permit Buyer and its representatives to have reasonable access during normal business hours, upon reasonable advance notice, to the books and records, properties and assets of the Subsidiaries, provided that such access shall be conducted by Buyer and its representatives in such a manner as not to interfere unreasonably with the business or operations of the Subsidiaries. Seller will assist Buyer in conducting such review and investigation and, subject to the aforesaid, will provide and will cause their independent public accountants to provide Buyer, its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Subsidiaries, including its books, records (including tax returns filed or in preparation), personnel and premises and the audit work papers and other records of its independent public accountants.

              (b) In the event Seller is subject to a tax examination for years prior to the Closing Date, after the Closing Date Buyer shall permit the Seller and its representatives reasonable access during normal business hours, upon reasonable advance notice, to the books and records of the Subsidiaries for the periods under examination and will cooperate with Seller in making available to Seller and its representatives financial information reasonably requested by Seller for the tax audit, in either case, so long as it does not interfere unreasonably with the business or operations of the Subsidiaries.

         6.2  DISCLOSURE SUPPLEMENTS

         From time to time prior to the Closing Date, Seller will supplement or amend the disclosure schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the disclosure schedules or which is necessary to complete or correct any information in the disclosure schedule or in any representation or warranty of Seller which has been rendered inaccurate thereby; provided, however, that for the purposes of determining the satisfaction of the condition set forth in Section 7.1 hereof, no such supplement or amendment shall be given effect.

         6.3  CONSENTS AND APPROVALS

         Each of the parties hereto shall use its best efforts to obtain as promptly as practicable all Consents of Governmental Entities and third parties required in connection with the consummation of the transactions contemplated by this Agreement; it being understood, however, that neither party shall be required, in satisfaction of its obligations under this or any other Section of this Agreement, to agree to hold separate or sell any assets or operations or otherwise take actions which it reasonably believes may interfere, in any material respect, with the benefits intended to be realized by such party as a result of the transactions contemplated hereby.

         6.4  FILINGS

         Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any jurisdiction to the extent that such filings are necessary to consummate the transactions contemplated hereby, will use its best efforts to respond to and comply with any requests for additional information made by any Governmental Entity, and will use its best efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

         6.5  COVENANT TO SATISFY CONDITIONS

         Seller will use its best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use its best efforts to ensure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within the control of Buyer.

         6.6  FURTHER ASSURANCES

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall, at Buyer's expense, take or cause to be taken all such reasonably necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by either party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         6.7  CONDUCT OF THE BUSINESS OF THE SUBSIDIARIES; INTERCOMPANY
ACCOUNTS

              (a) Prior to the Closing, except as consented to or approved by Buyer in writing, Seller shall cause the Subsidiaries to:

                  (i) conduct their respective businesses in the ordinary and usual course consistent with past practice;

                  (ii) use their best efforts to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships;

              (b) All intercompany accounts between the Subsidiaries and the Seller shall be settled at or prior to the Closing.

              (c) Seller shall apply the certificates of deposit with Banco Santander Puerto Rico securing the indebtedness listed on Schedule 2.2 against the amounts owed with respect to such indebtedness.

         6.8  PUBLIC DISCLOSURE

         The parties will consult with each other and agree on desirability, timing and substance of any Public Disclosure, relating solely to the transactions contemplated hereby. Subject to applicable law, including but not limited to federal, state and Commonwealth securities laws, neither party will make any Public Disclosure without the prior agreement of the other party as to the time of the issuance, extent of distribution, and form and substance of the Public Disclosure.

                                   ARTICLE VII

                          CONDITIONS PRECEDENT OF BUYER

         The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver by Buyer of each of the following conditions prior to or at the Closing:

         7.1  REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Seller made hereunder shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.2  COVENANTS

         Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller.

         7.3  OFFICER'S CERTIFICATE

         Buyer shall have received a certificate of an authorized officer of Seller, dated the Closing Date, certifying that the conditions contained in Sections 7.1 and 7.2 have been fulfilled.

         7.4  NO ORDER OR PROCEEDINGS

         No Order shall have been enacted, entered or promulgated (and remain in effect) or have been enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and remain pending) against Buyer, Seller, the Subsidiaries or any of their respective Affiliated Companies seeking to prevent, delay or materially change the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         7.5  CONSENTS

         All Consents of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained.

         7.6  OPINION OF COUNSEL

         Buyer shall have received an opinion or opinions of Pietrantoni Mendez & Alvarez LLP, counsel to Seller, in form and substance reasonably satisfactory to Buyer.

         7.7  CONDUCT OF BUSINESS OF SUBSIDIARIES

         Since the date of this Agreement, the respective businesses of the Subsidiaries shall have been conducted, in all material respects, in the ordinary and usual course consistent with past practice.

         7.8 CLOSING DELIVERIES

         Buyer shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.2; and

         (b) such other evidence as Buyer may reasonably request in order to establish compliance with the conditions of Closing set forth herein.

                                  ARTICLE VIII

                         CONDITIONS PRECEDENT OF SELLER

         The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver by Seller of each of the following conditions prior to or at the Closing:

         8.1  REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer made hereunder shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.2  COVENANTS

         Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         8.3  OFFICER'S CERTIFICATE

         Seller shall have received a certificate of an authorized officer of Buyer, dated the Closing Date, certifying that the conditions contained in Sections 8.1 and 8.2 have been fulfilled.

         8.4  NO ORDER OR PROCEEDING

         No Order shall have been enacted, entered or promulgated (and remain in effect) or shall have been enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and remain pending) against Buyer, Seller, the Subsidiaries or any of their respective Affiliated Companies seeking to prevent, delay or materially change the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         8.5  CONSENTS

         All Consents of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained.

         8.6  OPINION OF COUNSEL

         Seller shall have received an opinion of Aviles & Colon Morales, LLP, counsel to Buyer, in form and substance reasonably satisfactory to Seller.

         8.7  iTract LLC MERGER

         The S-4 Registration Statement filed with the Securities and Exchange Commission by iTract, Inc. shall have been declared effective and Seller shall have received evidence reasonably satisfactory to Seller and its counsel that the mergers contemplated by that certain Agreement and Plan of Merger, dated as of April 11, 2000, by and among Margo Caribe, Inc., iTract Acquisition Company, LLC, iTract, Inc., iTract, LLC and International Commercial Exchange Systems, Inc. will occur concurrently with or immediately following the sale of the Shares and the Margo Marks hereunder.

         8.8  CLOSING DELIVERIES

         Seller shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.3; and

         (b) such other evidence as Seller may reasonably request in order to establish compliance with the conditions of Closing set forth herein.

         8.9  STOCKHOLDER APPROVAL

         Seller shall have obtained the approval of its stockholders of this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX

                                EMPLOYEE MATTERS

         9.1  RETENTION OF EMPLOYEES

         Buyer agrees to retain the employees currently employed by the Subsidiaries and to honor their years of service for purposes of determining applicable employee benefits, including vacation and severance benefits. This Agreement shall not limit the ability of Buyer to terminate employees in the ordinary course of business or it otherwise deems necessary or advisable in connection with the business of the Subsidiaries following the Closing.

         9.2  THIRD PARTY BENEFICIARIES

         Notwithstanding any provision to the contrary contained herein, no employee or former employee of any of the Subsidiaries will be construed as a third party beneficiary under this Article IX of this Agreement or otherwise.

                                    ARTICLE X

                           SURVIVAL OF REPRESENTATIONS

         10.1  SURVIVAL OF REPRESENTATIONS

         All representations, warranties, covenants and agreements made by either party to this Agreement or in any certificate delivered pursuant to this Agreement shall expire on the Closing Date, and Seller shall have no liability whatsoever with respect to said representations, warranties, covenants and agreements other than the covenants and agreements contained in Article II hereof and Sections 6.6, 6.8 and 11.1.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

         11.1  TERMINATION

         This Agreement may be terminated at any time prior to the Closing Date as follows:

              (a) by mutual consent of Buyer and Seller;

              (b) by either Buyer or Seller at any time after October 15, 2000 if, through no fault of the party seeking termination, the Closing shall not have occurred;

              (c) by Buyer, if there has been a material violation or breach by Seller of any agreement, representation, covenant or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer impossible and such violation or breach has not been waived by Buyer;

              (d) by Seller, if there has been a material violation or breach by Buyer of any agreement, representation, covenant or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller impossible and such violation or breach has not been waived by Seller;

              (e) by either Buyer or Seller if a court of competent jurisdiction shall have issued an Order permanently restraining or prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; or

         11.2  PROCEDURE AND EFFECT OF TERMINATION

         In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either of the parties pursuant to Section
11.1 hereof, written notice thereof shall forthwith be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without any liability or further obligation except that (i) in the event of the termination of this Agreement by Buyer under
Section 11.1(c), Seller shall be obligated to reimburse Buyer for all out-of-pocket expenses incurred by Buyer in connection with this Agreement and the transactions contemplated thereby, up to a maximum of $100,000 and (ii) in the event of the termination of this Agreement by Seller under Section 11.1(d), Buyer shall be obligated to reimburse Seller for all out-of-pocket expenses incurred by Seller in connection with the Agreement and the transactions contemplated thereby, up to a maximum of $100,000.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1  EXPENSES OF THE PARTIES

         Buyer will pay its own expenses, and Seller will pay its own expenses and the expenses of the Subsidiaries, including the expenses of its accountants and attorneys, in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement. Seller shall be responsible for any and all stock transfer taxes or documentation, any other similar registration costs, taxes and fees in connection with the transfer of the Shares contemplated hereby.

         12.2  PARTIES IN INTEREST

         This Agreement will inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and permitted assigns.

         12.3  GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the Commonwealth, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         12.4  CAPTIONS

         The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or construe the scope and intent of such sections nor in any way affect the interpretation of this Agreement.

         12.5  ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, the disclosure schedules and the documents and other agreements referred to herein, set forth the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior oral or written agreement or understanding (other than any confidentiality agreement executed by the parties prior to this Agreement) between the parties. No modification or amendment of this Agreement may be made except in writing signed by both parties.

         12.6  NOTICES

         Any notices or communications required or permitted hereunder will be deemed sufficiently given by either of the parties hereto to the other party if such notice or communication is in writing and delivered in person or by a nationally recognized overnight delivery service, sent via facsimile, or mailed (postage prepaid), by registered or certified mail, return receipt requested, as follows:

                  If to Seller, to:

                           Margo Caribe, Inc.
                           Road 690, Kilometer 5.8
                           Vega Alta, Puerto Rico  00692

                           Fax:  (787) 883-3244
                           Attention:  Chief Executive Officer

                  with a required copy to:

                           Ignacio Alvarez, Esq.
                           Pietrantoni Mendez & Alvarez LLP
                           Banco Popular Center, Suite 1901
                           209 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico  00918
                           Fax:  (809) 274-1470


                  If to Buyer, to:

                           Empresas Margo, Inc.
                           Road 690, Kilometer 5.8
                           Vega Alta, Puerto Rico  00692

                           Fax:  (787) 883-3244
                           Attention: Michael J. Spector

                  with a required copy to:

                           Luis Anibal Aviles Pagan, Esq.
                           Suite 1112, Home Mortgage Plaza
                           268 Ponce de Leon Avenue
                           San Juan, PR 00918

                           Fax: (787) 754-2077

or to such other address or addresses as hereafter will be furnished as provided in this Section 12.6 by either of the parties hereto to the other party hereto. Each such notice will be deemed to have been given as of the date received. A return receipt, or evidence of refusal, obtained by the Post Office authorities at the request of the sender, or the expiration of ten days after mailing, will be conclusive as of the fact of receipt.

         12.7  COUNTERPARTS

         This Agreement may be executed in counterparts, each of which will be deemed to be an original, and together will constitute one and the same instrument.

         12.8  ASSIGNMENT

         This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that Buyer may assign its right to any of its Affiliated Company, but no such assignment shall relieve Buyer of its obligations hereunder.

         12.9  BROKERS

         Buyer and Seller each represent and warrant to the other that, except for San Juan Holdings, Inc., the fees and expenses of which will be paid by Seller, all negotiations between them have been carried out by them directly, without the intervention of any third person, and that there are no broker's commissions, finder's fees or other payment payable to any Person in connection with the transactions contemplated hereby.

         12.10  ACCESS TO INFORMATION

         For a period of eighteen (18) months following the Closing Date, Buyer will give Seller and its officers, employees and representatives reasonable access, upon reasonable advance notice, to such documentation and information which Seller or its affiliates may reasonably request for inspection and copying at Seller's expense, provided that such access and inspection and copying shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Subsidiaries and, provided further, that Seller and its officers, employees and representatives shall keep all such documentation and information confidential.

         12.11  EXTENSION; WAIVER

         At any time prior to the Closing Date, the party entitled to the benefits of the respective term or provision may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or
(c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party entitled to the benefits of such extended or waived term or provision.

         12.12  VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

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                                      23

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                       MARGO CARIBE, INC.

                                               By: /s/ MICHAEL RUBIN
                                                   -----------------------------
                                             Name:         Michael Rubin
                                            Title:           Director



                                                  EMPRESAS MARGO, INC.

                                               By: /s/ MICHAEL J. SPECTOR
                                                   -----------------------------
                                             Name:      Michael J. Spector
                                            Title:      President and Chief
                                                         Executive Officer


                                      24